Exhibit 1.1

PLAINS ALL AMERICAN PIPELINE, L.P.

4,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York
September 22, 2005

WACHOVIA CAPITAL MARKETS, LLC
UBS SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
A.G. EDWARDS & SONS, INC.

LEHMAN BROTHERS INC.
RBC CAPITAL MARKETS CORPORATION
SANDERS MORRIS HARRIS INC.

c/o WACHOVIA CAPITAL MARKETS, LLC
1001 Fannin Street, Suite 2255
Houston, TX 77002

Dear Sirs:

Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 4,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) to the several underwriters named in Schedule I hereto (the “Underwriters”), upon the terms and conditions set forth in Section 2 hereof.  The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 675,000 Common Units (the “Additional Units”).  The Firm Units and the Additional Units are hereinafter collectively called the “Units.”

Plains AAP, L.P., a Delaware limited partnership (the “General Partner”), is the general partner of the Partnership.  Plains All American GP LLC, a Delaware limited liability company (“GP LLC”), is the general partner of the General Partner.  The Partnership owns 100% of the issued and outstanding shares of Plains Marketing GP Inc., a Delaware corporation (“GP Inc.”) and the general partner of each of Plains Marketing, L.P., a Texas limited partnership (“Plains Marketing”), and Plains Pipeline, L.P., a Texas limited partnership (“Plains Pipeline”).  Plains Marketing owns a 100% membership interest in Plains Marketing Canada LLC, a Delaware limited liability company (“PMC LLC”), and a 99.99% limited partner interest in Plains Marketing Canada, L.P., an Alberta limited partnership (“PMC LP”).  PMC LLC owns 100% of the issued and outstanding share capital of PMC (Nova Scotia) Company, a Nova

Scotia unlimited liability company (“PMC NS”).  PMC NS owns a 0.01% general partner interest in PMC LP.  Plains Pipeline owns a 100% membership interest in Basin Holdings GP LLC, a Delaware limited liability company (“Basin LLC”), and a 99.999% limited partner interest in Basin Pipeline Holdings, L.P., a Delaware limited partnership (“Basin LP”).  Basin LLC owns a 0.001% general partner interest in Basin LP.  The Partnership owns a 50% membership interest in PAA/Vulcan Gas Storage, LLC, a Delaware limited liability company (the “Joint Venture”).  GP Inc., Plains Marketing, Plains Pipeline, PMC LLC, PMC LP, PMC NS, Basin LLC and Basin LP are collectively called the “Subsidiaries.” PMC LP and PMC NS are collectively called the “Canadian Subsidiaries.” The Partnership, the General Partner, GP LLC, GP Inc., Plains Marketing and Plains Pipeline are collectively called the “Plains Parties.”  As used in this Agreement the term “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

The Plains Parties wish to confirm as follows their agreement with you in connection with the several purchases of the Units by the Underwriters.

1.             Registration Statement and Prospectus.  The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 under the Act (Commission File No. 333-126447) (the “registration statement”), including a prospectus subject to completion relating to the Units.  Such registration statement has been declared effective by the Commission.  The term “Registration Statement” as used in this Agreement means the registration statement, including exhibits and financial statements, as amended at the Execution Time, and, in the event any post-effective amendment thereto or a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering of the Units (“Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; and the term “Effective Date” means each date and time that the  Registration Statement became or becomes effective.  The term “Basic Prospectus” as used in this Agreement means the prospectus contained in the Registration Statement at the Effective Date, including any “Preliminary Final Prospectus,” as hereinafter defined.  “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.  “Final Prospectus” shall mean the prospectus supplement relating to the Units and the offering thereof that is first filed pursuant to Rule 424(b) under the Act (“Rule 424(b)”) after the Execution Time, together with the Basic Prospectus.

Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the

Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  As used herein, the term “Incorporated Documents” means the documents which at the time are incorporated by reference in the Registration Statement, the Basic Prospectus or the Final Prospectus or any amendment or supplement thereto.

2.             Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $40.512 per Unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment as set forth in Section 10 hereof.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 675,000 Additional Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units.  Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by Wachovia Capital Markets, LLC to the Partnership setting forth the number of Additional Units as to which the several Underwriters are exercising the option and the settlement date.  The number of Additional Units to be purchased by each Underwriter shall be the same percentage of the total number of Additional Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to (i) such adjustments as you in your absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 10 hereof.

3.             Delivery and Payment.  Delivery of and payment for the Firm Units and the Additional Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on September 30, 2005, or at such time on such later date not more than three business days after the foregoing date as Wachovia Capital Markets, LLC shall designate, which date and time may be postponed by agreement between Wachovia Capital Markets, LLC and the Partnership or as provided in Section 10 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Firm Units and the Additional Units shall be made through the facilities of The Depository Trust Company unless Wachovia Capital Markets, LLC shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Partnership will deliver the Additional Units (at the expense of the Partnership) to Wachovia Capital Markets, LLC, 1001 Fannin Street, Suite 2255, Houston, TX 77002, on the date (an “Option Closing Date”) specified by the Underwriters (which shall be within three business days after each exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Additional Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the Option Closing Date for the Additional Units, and the obligation of the Underwriters to purchase the Additional Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

5.             Agreements of the Plains Parties.  Each of the Plains Parties, jointly and severally, acknowledges and agrees with the Underwriters as follows:

(a)           If, at the Execution Time, it is necessary for the Registration Statement or a post-effective amendment thereto be declared effective before the offering of the Units may commence, the Partnership, the General Partner and GP LLC will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing when the Registration Statement or such post-effective amendment has become effective.

(b)           The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Basic Prospectus or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Final Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Final Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership, the General Partner and GP LLC will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)           The Partnership will furnish to you, without charge, (i) one copy of the manually signed copy of the registration statement corresponding to the EDGAR version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you or your counsel may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may request.

(d)           The Partnership will not

(i)            file any amendment to the Registration Statement or make any amendment or supplement to the Final Prospectus or

(ii)           within the time period specified in the first sentence of (e) below, file any information, documents or reports which, upon filing, become Incorporated Documents,

of which you shall not previously have been advised or to which you or your counsel shall reasonably object in writing after being so advised unless the Partnership shall have determined based on the advice of counsel that such amendment or supplement is required by law, provided that the Partnership is permitted to file a prospectus supplement to the Basic Prospectus solely to reflect the offer and sale of 679,000 Common Units by the Partnership to Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. (the “KA Sale”).

(e)           As soon after the Execution Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that you may specify, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request.  At any time after nine months after the time of issuance of the Final Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Final Prospectus complying with Section 10(a)(3) of the Act as you may reasonably request, provided that a prospectus is required by the Act to be delivered in connection with sales of Units by any Underwriter or dealer.  The Partnership consents to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.  If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Final Prospectus occurs at any time after nine months after the time of issuance of the Final Prospectus, such supplement or amendment shall be prepared at your expense.  In the event that the Partnership and you agree that the Final Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

(f)            The Partnership, the General Partner and GP LLC will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)           The Partnership will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the Effective Date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(h)           Unless otherwise available on the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”), during the period of two years hereafter, the Partnership will furnish or make available to you (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.

(i)            If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 10 hereof or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Plains Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Plains Parties, jointly and severally, agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

(j)            The Partnership, the Subsidiaries and the Joint Venture will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption “Use of Proceeds” in the Final Prospectus.

(k)           The Partnership will timely file the Final Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

(l)            Except as provided in this Agreement, the Plains Parties will not (i)  offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Plains Parties or any of their affiliates or any person in privity with the Plains Parties or any of their affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction, or (ii) grant any options or warrants to purchase Common Units (other than the grant of Unit Options or Restricted Units pursuant to the Plains All American GP LLC 1998 Long-Term Incentive Plan (the “1998 LTIP”), the Plains All American GP LLC 2005 Long-Term Incentive Plan (the “2005 LTIP”) or the Performance Option Plan of Plains AAP, L.P. and Plains All American GP LLC (the “Option Plan”)), for a period of 60 days after the date of the Final Prospectus without the prior written consent of Wachovia Capital Markets, LLC, except (i) for the issuance of Units pursuant to this Agreement, the issuance of Common Units pursuant to Section 5.7(b) of the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended or restated prior to the Closing Date, the “Partnership Agreement”) and the offer, sale and issuance of 679,000 Common Units pursuant to the KA Sale, (ii) that the foregoing shall not prohibit the delivery of Common Units upon vesting or exercise of grants under the 1998 LTIP, the 2005 LTIP or the Option Plan and (iii) that the foregoing shall not prohibit the sale of Common Units by Plains AAP in connection with the exercise, termination or other disposition of options under the Option Plan.

(m)          Except as stated in this Agreement and the Final Prospectus, the Plains Parties have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(n)           Each of the Plains Parties will take such steps as shall be necessary to ensure that none of them shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(o)           Upon the issuance of the Units by the Partnership, the General Partner shall make the additional capital contributions to the Partnership as required by Section 5.2(b) of the Partnership Agreement.

(p)           The Partnership, during the period when the Final Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(q)           (i)            The Underwriters have been retained solely to act as underwriters in connection with the sale of the Units and no fiduciary, advisory or agency relationship between the Plains Parties and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Plains Parties on other matters;

(ii)           The price of the Units set forth in this Agreement was established by the Plains Parties following discussions and arms-length negotiations with the Underwriters, and the Plains Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(iii)          The Plains Parties have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Plains Parties and that the Underwriters have no obligation to disclose such interests and transactions to the Plains Parties by virtue of any fiduciary, advisory or agency relationship; and

(iv)          Each of the Plains Parties hereby waives, to the fullest extent permitted by law, any claim it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Plains Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Plains Parties, including stockholders, employees or creditors of the Plains Parties.

6.             Representations and Warranties of the Plains Parties.  The Plains Parties, jointly and severally, represent and warrant to the Underwriters that:

(a)           The Partnership and the offering of Units contemplated by this Agreement meet the requirements for using Form S-3 under the Act.  The Commission has not issued any order preventing or suspending the use of any Preliminary Final Prospectus or the Final Prospectus.  On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Option Closing Date the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Option Closing Date the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.  Notwithstanding the foregoing, no representation or warranty is made as to statements in or omissions from the Registration Statement or the Final Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

(b)           Each of GP LLC, the General Partner, the Partnership, the Subsidiaries and the Joint Venture has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its jurisdiction of formation or incorporation with full partnership, limited liability company, corporate or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business in each case in all material respects as described in the Registration Statement and the Final Prospectus.  Each of GP LLC, the General Partner, the Partnership, the Subsidiaries and the Joint Venture is duly registered or qualified as a foreign limited partnership, limited liability company, corporation or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects,  properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(c)           GP LLC has full limited liability company power and authority to act as the general partner of the General Partner; the General Partner has full partnership power and authority to act as the general partner of the Partnership; GP Inc. has full corporate power and authority to act as the general partner of Plains Marketing and Plains Pipeline; Basin LLC has full limited liability company power and authority to act as the general partner of Basin LP; and PMC NS has full unlimited liability company power and authority to act as general partner of PMC LP, in each case in all material respects as described in the Registration Statement and the Final Prospectus.

(d)           GP LLC is the sole general partner of the General Partner, with a 1.0% general partner interest in the General Partner, and the General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner (as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date, such agreement being referred to herein as the “General Partner Partnership Agreement”) and the Partnership Agreement, respectively; GP LLC owns such general partner interest in the General Partner and the General Partner owns such general partner interest in the Partnership, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims; and the General Partner owns all of the Incentive Distribution Rights (as such capitalized term is defined in the Partnership Agreement) free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(e)           As of the date hereof, the issued and outstanding partnership interests of the Partnership (other than the general partner interest) consist of 67,914,576 Common Units and the Incentive Distribution Rights (as such capitalized term is defined in the Partnership Agreement).  All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described under the caption “The Partnership Agreement—Limited Liability” in the

Partnership’s Registration Statement on Form S-1 (No. 333-64107) which is incorporated by reference into the Partnership’s Registration Statement on Form 8-A/A (File No. 001-14569) (the “Form 8-A”)).  The authorized limited partner interests of the Partnership conform as to legal matters to the descriptions thereof contained in the Final Prospectus.

(f)            At the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Additional Units); at the Closing Date or at any Option Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Form 8-A).

(g)           GP Inc. is the sole general partner of Plains Marketing, with a .001% general partner interest in Plains Marketing, and the sole general partner of Plains Pipeline, with a .001% general partner interest in Plains Pipeline; such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Plains Marketing and the agreement of limited partnership of Plains Pipeline, respectively (in each case as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date, such agreements being referred to herein as the “Plains Marketing Partnership Agreement” and the “Plains Pipeline Partnership Agreement,” respectively); and GP Inc. owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(h)           All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Subsidiary and the Joint Venture (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents (as defined in Section 6(k) below) of such Subsidiary or the Joint Venture), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Subsidiary or the Joint Venture) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) except for a 50% membership interest in the Joint Venture owned by Vulcan Gas Storage LLC, are owned directly or indirectly by the Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(i)            All outstanding general partner interests in each Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational

Documents of such Subsidiaries and are owned directly or indirectly by the Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(j)            None of the Plains Parties has any subsidiaries (other than Basin LLC, Basin LP, PMC LLC, PMC LP, PMC NS, the Joint Venture or a Subsidiary thereof) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Act).

(k)           Except as described in the Final Prospectus or as provided in the Organizational Documents (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, any Subsidiary or the Joint Venture pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date) (“Organizational Documents”) of the Partnership, any of the Subsidiaries or the Joint Venture or any agreement or other instrument to which the Partnership, any Subsidiary or the Joint Venture is a party or by which any one of them may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, any Subsidiary or the Joint Venture, except such rights as have been waived or satisfied.  Except as described in the Final Prospectus, there are no outstanding options or warrants to purchase any Common Units or other equity interests of the Partnership, any Subsidiary or the Joint Venture.  The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Final Prospectus.  The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Final Prospectus.  At the Closing Date and any Option Closing Date, all corporate, limited liability company and partnership action, as the case may be, required to be taken by the Plains Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

(l)            The execution and delivery of, and the performance by each of the Plains Parties of their respective obligations under, this Agreement have been duly and validly authorized by each of the Plains Parties, and this Agreement has been duly executed and delivered by each of the Plains Parties, and constitutes the valid and legally binding agreement of each of the Plains Parties, enforceable against each of the Plains Parties in accordance with its terms, provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(m)          The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Plains

Marketing Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and the Partnership, and is a valid and legally binding agreement of GP Inc. and the Partnership, enforceable against each of them in accordance with its terms; the Plains Pipeline Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and Plains Marketing and is a valid and legally binding agreement of GP Inc. and Plains Marketing, enforceable against each of them in accordance with its terms; the agreement of limited partnership of Basin LP (as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date, the “Basin LP Partnership Agreement”) has been duly authorized, executed and delivered by each of Basin LLC and Plains Pipeline and is a valid and legally binding agreement of Basin LLC and Plains Pipeline, enforceable against each of them in accordance with its terms; the agreement of limited partnership of PMC LP (as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date, the “PMC LP Partnership Agreement”) has been duly authorized, executed and delivered by each of PMC NS and Plains Marketing and is a valid and legally binding agreement of PMC NS and Plains Marketing enforceable against each of them in accordance with its terms; the Limited Liability Company Agreement of PMC LLC (as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date, the “PMC LLC Agreement”) has been duly authorized, executed and delivered by Plains Marketing and is a valid and legally binding agreement of Plains Marketing, enforceable against it in accordance with its terms; and the Limited Liability Company Agreement of the Joint Venture (as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date, the “Gas Storage LLC Agreement”) has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)           None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Plains Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event), under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Plains Parties is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Plains Parties or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Plains Parties, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(o)           No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of, or the consummation by the Plains Parties of the transactions contemplated by, this Agreement, except for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws.

(p)           None of the Plains Parties is in (i) violation of its Organizational Documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole, or could materially impair the ability of any of the Plains Parties to perform its obligations under this Agreement.  To the knowledge of the Plains Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Plains Parties is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(q)           The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), are independent registered public accountants with respect to the Plains Parties as required by the Act and the applicable published rules and regulations thereunder.

(r)            At June 30, 2005, the Partnership would have had, on an as adjusted basis as indicated in the Final Prospectus (and any amendment or supplement thereto), a total capitalization as set forth therein.  The financial statements (including the related notes and supporting schedules) and other financial information included in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.  The selected historical information set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2004 under the caption “Selected Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein.  The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein.  The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in the Registration Statement or the Final Prospectus; and the Partnership, the Subsidiaries and the Joint Venture do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Final Prospectus.  Since March 28, 2003, the Partnership has complied in all material respects with Regulation G of the Exchange Act or Item 10 of Regulation S-K of the Act, as applicable, in connection with the Registration Statement, the Final Prospectus and the Incorporated Documents.

(s)           Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Plains Parties has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Plains Parties, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Plains Parties and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole.

(t)            There are no legal or governmental proceedings pending or, to the knowledge of the Plains Parties, threatened, against any of the Plains Parties, or to which any of the Plains Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Final Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement or an Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

(u)           The Plains Parties have good and indefeasible title to all real property and good title to all personal property described in the Final Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except (i) as provided in the Restated Credit Agreement (Uncommitted Senior Secured Discretionary Contango Facility) dated November 19, 2004 among Plains Marketing, Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto (the “Contango Credit Agreement”) or as otherwise described in the Final Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as described in the Final Prospectus; and all real property and buildings held under lease by any of the Plains Parties are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Final Prospectus.

(v)           The Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

(w)          Each of the Plains Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership, the Subsidiaries and the Joint Venture considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; each of the Plains Parties has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such failures to perform, revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership, the Subsidiaries and the Joint Venture considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Final Prospectus; and, except as described in the Final Prospectus, none of such permits contains any restriction that is materially burdensome to the Plains Parties considered as a whole.

(x)            Each of the Plains Parties has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership, the Subsidiaries and the Joint Venture considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; each of the Plains Parties has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that will not have a material adverse effect upon the ability of the Partnership, the Subsidiaries and the Joint Venture considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Final Prospectus; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Plains Parties considered as a whole.

(y)           None of the Plains Parties is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds,” none of the Plains Parties will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended, (iii) a “gas utility,” within the meaning of Tex. Util. Code §121.001 or (iv) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Party does business.

(z)            None of the Plains Parties has sustained since the date of the latest audited financial statements included in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Final Prospectus.

(aa)         Except as described in the Final Prospectus, none of the Plains Parties has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Final Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(bb)         No labor dispute by the employees of any of the Plains Parties exists or, to the knowledge of the Plains Parties, is imminent, which might reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(cc)         The Plains Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Plains Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(dd)         Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Plains Parties, threatened, to which any of the Plains Parties, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Plains Parties, or any of their respective subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Parties, or any of their respective subsidiaries, is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole, (B) prevent or result in the suspension of the offering and issuance of the Units or (C) in any manner draw into question the validity of this Agreement.

(ee)         The Common Units are listed on the New York Stock Exchange (“NYSE”), and the Units have been approved for listing on the NYSE subject only to official notice of issuance.

(ff)           The Partnership, each of the Subsidiaries and the Joint Venture maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)         The Partnership and, to the knowledge of the Plains Parties, the directors and officers of GP LLC in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

7.             Indemnification and Contribution.  (a)  Each of the Plains Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership, the General Partner or GP LLC by or on behalf of any Underwriter expressly for use in connection therewith.  The foregoing indemnity agreement shall be in addition to any liability which any Plains Party may otherwise have.

(b)           If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against a Plains Party, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership, the General Partner and GP LLC shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses.  The failure to notify the indemnifying party shall not relieve it from liability which it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it.  Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership, the General Partner and/or GP LLC has agreed in writing to pay such fees and expenses, (ii) the Partnership, the General Partner and GP LLC have failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership, the General Partner and/or GP LLC (in which case the Partnership, the General Partner and GP LLC shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership, the General Partner and/or GP LLC shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership, the General Partner and GP LLC shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).  None of the Plains Parties shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Plains Parties agree, jointly and severally, to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Plains Parties, their respective directors and the officers who sign the Registration Statement, and any person who controls the Plains Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Plains Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement or the Final Prospectus, or any amendment or supplement thereto.  If any action, suit or proceeding shall be brought against a Plains Party, any of such directors and officers or any such controlling person based on the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Plains Parties by paragraph (b) above (except that if the Partnership, the General Partner or GP LLC shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Plains Parties, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.  The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d)           If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Plains Parties on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Plains Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Plains Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault of the Plains Parties on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Plains Parties or any other affiliate of the Plains Parties on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Plains Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several and not joint.

(f)            No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(g)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the covenants, representations and warranties of the Plains Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Plains Parties or any of their respective directors or officers or any person controlling the Plains Parties, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement.  A successor to any Underwriter or any person controlling any Underwriter, or to the Plains Parties or any of their respective directors or officers or any person controlling a Plains Party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Firm Units and the Additional Units, as the case may be, hereunder are subject to the following conditions:

(a)           If, at the Execution Time, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by Wachovia Capital Markets, LLC and all filings required by Rule 424 under the Act shall be or have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Plains Parties or any Underwriter, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)           Subsequent to the Execution Time, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of any of the Plains Parties not contemplated by the Final Prospectus, which in your opinion, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the Plains Parties or any executive officer or director of any of such entities which makes any statement made in the Final Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Final Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Final Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Units.

(c)           You shall have received on the Closing Date, an opinion of Vinson & Elkins L.L.P., special counsel for the Plains Parties, dated the Closing Date and addressed to you, to the effect that:

(i)            Each of GP LLC, the General Partner, the Partnership, the Subsidiaries (other than the Canadian Subsidiaries), and the Joint Venture has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of formation or incorporation with full partnership, limited liability company or corporate power and authority, as the case may be, to own or lease its properties and to conduct its business in each case in all material respects as described in the Registration Statement and the Final Prospectus.  Each of GP LLC, the General Partner, the Partnership, the Subsidiaries (other than the Canadian Subsidiaries) and the Joint Venture is duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(ii)           GP LLC has full limited liability company power and authority to act as the general partner of the General Partner; the General Partner has full partnership power and authority to act as the general partner of the Partnership; GP Inc. has full corporate power and authority to act as the general partner of Plains Marketing and Plains Pipeline; and Basin LLC has full limited liability company power and authority to act as the general partner of Basin LP; in each case in all material respects as described in the Registration Statement and the Final Prospectus.

(iii)          GP LLC is the sole general partner of the General Partner, with a 1.0% general partner interest in the General Partner, and the General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and the Partnership Agreement, respectively; the General Partner owns all of the Incentive Distribution Rights; GP LLC owns such general partner interest in the General Partner, and the General Partner owns such general partner interest in the Partnership and the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming GP LLC or the General Partner as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(iv)          As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 67,914,576 Common Units and the Incentive Distribution Rights.  All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Form 8-A).  The authorized limited partner interests of the Partnership conform as to legal matters to the descriptions thereof contained in the Final Prospectus.

(v)           The Firm Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Form 8-A).

(vi)          GP Inc. is the sole general partner of Plains Marketing, with a .001% general partner interest in Plains Marketing, and the sole general partner of Plains Pipeline, with a .001% general partner interest in Plains Pipeline; such general partner interests have been duly authorized and validly issued in accordance with the Plains Marketing Partnership Agreement and the Plains Pipeline Partnership Agreement, respectively; and GP Inc. owns such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming GP Inc. as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Texas LP Act, respectively.

(vii)         All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Subsidiary (other than the Canadian Subsidiaries, as to which such counsel need not express any opinion) and the Joint Venture (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents of such Subsidiary or the Joint Venture), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Subsidiary or the Joint Venture) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Section 17-607 of the Delaware LP Act or Section 18-607 of the Delaware LLC Act, as applicable and (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (b) except for a 50% membership interest in the Joint Venture owned by Vulcan Gas Storage LLC, are owned directly or indirectly by the Partnership, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of capital stock or other equity interests of a Subsidiary owned directly by one or more other

Subsidiaries (other than the Canadian Subsidiaries), naming any such other Subsidiaries as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the corporate, limited liability company or partnership laws of the jurisdiction of formation or incorporation of the respective Subsidiary (other than the Canadian Subsidiaries) or the Joint Venture, as the case may be.

(viii)        All outstanding general partner interests in each Subsidiary that is a partnership (other than the Canadian Subsidiaries) have been duly authorized and validly issued in accordance with the respective Organizational Documents of such Subsidiary and are owned directly or indirectly by the Partnership, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Subsidiary owned directly by one or more other Subsidiaries (other than the Canadian Subsidiaries), naming any such other Subsidiaries as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Subsidiary, as the case may be.

(ix)           Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, any Subsidiary (other than the Canadian Subsidiaries) or the Joint Venture pursuant to any of the Organizational Documents (other than the Organizational Documents of the Canadian Subsidiaries) or any other agreement or instrument known to such counsel to which the Partnership, any Subsidiary (other than the Canadian Subsidiaries) or the Joint Venture is a party or by which any one of them may be bound.  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, any Subsidiary (other than the Canadian Subsidiaries) or the Joint Venture, except such rights as have been waived or satisfied.  To such counsel’s knowledge, except as described in the Final Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership, any Subsidiary or the Joint Venture.  The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Final Prospectus.

(x)            This Agreement has been duly authorized and validly executed and delivered by each of the Plains Parties.

(xi)           The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the

General Partner, enforceable against the General Partner in accordance with its terms; the Plains Marketing Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and the Partnership, and is a valid and legally binding agreement of GP Inc. and the Partnership, enforceable against each of them in accordance with its terms; the Plains Pipeline Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and Plains Marketing, and is a valid and legally binding agreement of GP Inc. and Plains Marketing, enforceable against each of them in accordance with its terms; the Basin LP Partnership Agreement has been duly authorized, executed and delivered by each of Basin LLC and Plains Pipeline and is a valid and legally binding agreement of Basin LLC and Plains Pipeline, enforceable against each of them in accordance with its terms; the PMC LP Partnership Agreement has been duly authorized, executed and delivered by Plains Marketing and, assuming due authorization, execution and delivery by PMC NS, is a valid and legally binding agreement of Plains Marketing enforceable against it in accordance with its terms; the PMC LLC Agreement has been duly authorized, executed and delivered by Plains Marketing and is a valid and legally binding agreement of Plains Marketing, enforceable against it in accordance with its terms; the Gas Storage LLC Agreement has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms; provided that, with respect to each such agreement other than the PMC LP Partnership Agreement, as to which such counsel need not express an opinion, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xii)          None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a violation of the Organizational Documents (other than the Organizational Documents of the Canadian Subsidiaries) of any of the Plains Parties, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the Registration Statement (including any amendment thereto) or as an exhibit to any Incorporated Document (other than the Credit Agreement [US/Canada Facilities] dated November 2, 2004 (the “Revolving Agreement”) among the Partnership, PMC NS, PMC LP, as borrowers thereunder, Bank of America, N.A., as administrative agent thereunder, Bank of America, N.A., as Canadian administrative agent thereunder, and various other agents thereunder and lenders from time to time party thereto and the Contango Credit Agreement, as to which such counsel need not express an opinion), (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership, the Subsidiaries or the Joint Venture, which in the case of clauses

(B), (C) or (D) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(xiii)         No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal, Delaware, or Texas court, governmental agency or body having jurisdiction over the Plains Parties or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except as may be required under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

(xiv)        The statements in the Registration Statement and Final Prospectus under the captions “Description of Our Common Units,” “Cash Distribution Policy” and “Description of Our Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Final Prospectus.

(xv)         The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvi)        The Registration Statement was declared effective under the Act on July 22, 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xvii)       The Registration Statement and the Final Prospectus (including any amendment or supplement thereto) (except for the financial statements and the notes and the schedules thereto and the other financial information included in the Registration Statement or the Final Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations promulgated thereunder.

(xviii)      To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the Plains Parties is a party or to which any of their respective properties is subject that is required to be disclosed in the Final Prospectus and is not so disclosed and (B) there are no agreements, contracts or other documents to which any of the Plains Parties is a party that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.

(xix)         None of the Plains Parties is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Plains Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of New York and Texas, (D) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of each of the Plains Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you) and (E)  state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Parties may be subject.

(d)           You shall have received on the Closing Date, an opinion of Fulbright & Jaworski L.L.P., special counsel for the Plains Parties, dated the Closing Date and addressed to you, to the effect that none of the offering, issuance or sale by the Partnership of the Units, the execution and delivery of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby, result in a breach of, or constitutes a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of any Credit Facility (as defined in Annex A to such opinion, which shall include the Revolving Agreement and the Contango Credit Agreement).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the state of Texas, excepting therefrom municipal and local ordinances and regulations.

In rendering such opinion, such counsel shall state that such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(e)           You shall have received on the Closing Date an opinion of Tim Moore, general counsel for GP LLC, dated the Closing Date and addressed to you, to the effect that:

(i)            To the knowledge of such counsel, none of the Plains Parties is in (A) breach or violation of the provisions of its Organizational Documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, if continued, would reasonably be expected to have a material adverse effect on the condition, business or operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole, or would reasonably be expected to materially impair the ability of any of the Plains Parties to perform their obligations under this Agreement.

(ii)           None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Plains Parties of this Agreement or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which a Plains Party is a party or by which any one of them may be bound (other than any other agreement filed as an exhibit to the Registration Statement (including any amendment thereto), as an exhibit to any Incorporated Documents or any Credit Agreement (as defined in Annex A to such opinion)) or (B) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Plains Parties or any of their properties in a proceeding to which any of them is a party, which would, in the case of either (A) or (B), reasonably be expected to have a material adverse effect on the condition, business or operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(iii)          To the knowledge of such counsel, each of the Plains Parties has such permits, consents, licenses, franchises and authorizations (“permits”) issued by the appropriate federal, state or local governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus, and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Partnership, the Subsidiaries and the Joint Venture, taken as a whole; and, to the knowledge of such counsel, none of the Plains Parties has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the operations conducted by the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

(iv)          Except as described in the Final Prospectus, to the knowledge of such counsel, there is no litigation proceeding, or governmental investigation pending or threatened against any of the Plains Parties which would be reasonably likely to have a material adverse effect on the condition, business, properties, or operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole.

In addition, such counsel shall state that he has participated in discussions with officers and other representatives of the Plains Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act and the DGCL and the laws of the State of Texas and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes.

(f)            You shall have received on the Closing Date, an opinion of Bennett Jones LLP with respect to the Province of Alberta, the Province of Nova Scotia and the federal laws of Canada, dated the Closing Date and addressed to you, to the effect that:

(i)            Each of the Canadian Subsidiaries has been duly formed and is validly existing in good standing as a limited partnership or unlimited liability company under the laws of its jurisdiction of formation with all necessary partnership or corporate power and authority to own or lease its properties, as the case may be, in all material respects as described in the Registration Statement and the Final Prospectus, and to conduct its business as currently conducted and as proposed in the Final Prospectus to be conducted.  PMC NS has all necessary corporate power and authority to act as general partner of PMC LP in all material respects as described in the Registration Statement and Final Prospectus. Each of the Canadian Subsidiaries is duly registered extra-provincially for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(ii)           PMC NS is the sole general partner of PMC LP with a 0.01% interest in PMC LP; such interest has been duly authorized and validly issued in accordance with the PMC LP Partnership Agreement; and PMC NS owns such interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the laws of Nova Scotia or Alberta naming PMC NS as debtor is on file.

(iii)          Plains Marketing is the sole limited partner of PMC LP with a 99.99% limited partner interest in PMC LP; such interest has been duly authorized and validly issued in accordance with the PMC LP Partnership Agreement and is fully paid (to the extent required under the PMC LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the PMC LP Partnership Agreement).

(iv)          PMC LLC is the registered holder of 100% of the issued and outstanding capital stock of PMC NS; such share capital has been duly authorized and validly issued in accordance with the PMC NS Memorandum and Articles of Association, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of Nova Scotia).

(v)           No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of Alberta is required for the offering, issuance and sale by the Partnership of the Units.

(vi)          The PMC LP Partnership Agreement has been duly authorized, executed and delivered by PMC NS and is a valid and legally binding agreement of PMC NS and Plains Marketing enforceable against each of them in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(vii)         None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby constitutes or will constitute a violation of the Organizational Documents of the Canadian Subsidiaries.

(viii)        To the knowledge of such counsel, each of PMC LP and PMC NS has such permits, consents, licenses, franchises and authorizations (“permits”) issued by the appropriate federal or provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Final Prospectus to be conducted, subject to such qualifications as may be set forth in the Final Prospectus, and except for such permits, consents, licenses, franchises and authorizations which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by PMC LP and PMC NS taken as a whole.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws of Canada and the laws of the Provinces of Alberta and Nova Scotia, excepting therefrom municipal and local ordinances and regulations and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Parties may be subject.

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(g)           You shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, with respect to the issuance and sale of the Units, the Registration Statement and the Final Prospectus (together with any supplement or amendment thereto) and other related matters the Underwriters may reasonably require.

(h)           You shall have received letters addressed to you, and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent public accountants,

substantially in the forms heretofore approved by you and agreed to by PricewaterhouseCoopers LLP.

(i)            No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership, the General Partner or GP LLC, shall be threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the partners’ capital or stockholder’s or members’ equity of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole, or the General Partner or GP LLC, as the case may be, nor any material increase in the short-term or the long-term debt of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), any material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, the Subsidiaries and the Joint Venture, taken as a whole; (iv) the Partnership, the Subsidiaries and the Joint Venture shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Partnership, the Subsidiaries and the Joint Venture taken as a whole other than those reflected in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Plains Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

(j)            The Plains Parties shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

(k)           The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(l)            The Plains Parties shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

(m)          There shall have been furnished to you at the Closing Date a certificate reasonably satisfactory to you, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of GP LLC to the effect that:  (A) the representations and warranties of each of the Partnership, the General Partner and GP LLC contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date; (B) each of the Partnership, the General Partner and GP LLC has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or taken or, to the knowledge of any of the Plains Parties, threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (D) no event contemplated by subsection (i) of this Section 8 in respect of the Partnership, the Subsidiaries or the Joint Venture shall have occurred; and (E) there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Final Prospectus that has not been so filed.

(n)           There shall have been furnished to you at the Closing Date a certificate reasonably satisfactory to you, signed on behalf of GP Inc. by the President or any Vice President and the Chief Financial Officer of GP Inc. to the effect that:  (A) the representations and warranties of each of GP Inc., Plains Marketing and Plains Pipeline contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date and (B) each of GP Inc., Plains Marketing and Plains Pipeline has in all material respects performed all obligations and satisfied all conditions required to be performed or satisfied by it pursuant to the terms of this Agreement at or prior to the Closing Date.

(o)           On or prior to the date hereof, the Partnership shall have furnished to you a letter substantially in the form of Exhibit B hereto from Vulcan Energy Corporation (or its successor) and from each officer (as defined in Rule 16a-1(f) of the rules and regulations under the Exchange Act), certain other officers and each director of GP LLC, except George R. Coiner and any officer who owns 15,000 Common Units or fewer as described in the Final Prospectus.

All such opinions, certificates, letters and other documents referred to in this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.  The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, (i) the certificates, opinions and letters referred to in paragraphs (c) through (h) and (l) through (n) shall be dated the Option Closing Date in question, (ii) the opinions called for by paragraphs (c), (d), (e), (f) and (g), as applicable, shall be revised to reflect the sale of Additional Units and (iii) any references in Section 8 to the Closing Date shall be deemed to be such Option Closing Date.

9.             Expenses.  The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:  (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the listing of the Units on the NYSE; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of GP LLC or the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

It is understood, however, that except as otherwise provided in this Section 9 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

10.           Default by an Underwriter.  If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Agreement Among Underwriters of Wachovia Capital Markets, LLC to purchase the Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase.  If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter).  In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Final Prospectus or any other documents or arrangements may be effected.  If any one or more of the Underwriters shall fail or refuse to purchase Additional Units which it or they are obligated to purchase hereunder on the Option Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Agreement Among Underwriters of Wachovia Capital Markets, LLC, to purchase the Additional Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.  The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

11.           Termination of Agreement.  This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to any Plains Party, by notice to the Partnership, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).  Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

12.           Information Furnished by the Underwriters.  The statements set forth in the first, third, eighth, ninth, thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Final Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(a) and 7 hereof.

13.           Notice; Successors.  Except as otherwise provided in Sections 5, 10 and 11 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Wachovia Capital Markets, LLC General Counsel (fax no.: (713 650-6354) and confirmed to the General Counsel, Wachovia Capital Markets, LLC, at 1001 Fannin Street, Suite 2255, Houston, Texas 77002, Attention: General Counsel; or, if sent to any of the Plains Parties, will be mailed, delivered or telefaxed to (713) 646-4572 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, attention of Tim Moore.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Plains Parties, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

14.           Applicable Law; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

This Agreement may be signed in various counterparts which together constitute one and the same instrument.  If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

Please confirm that the foregoing correctly sets forth the agreement among the Plains Parties and the Underwriters.

Very truly yours,

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PLAINS AAP, L.P.
its General Partner

By:	PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong
Greg L. Armstrong

PLAINS AAP, L.P.

By:	PLAINS ALL AMERICAN GP LLC
its General Partner

	By:	/s/ Greg L. Armstrong
Greg L. Armstrong

PLAINS ALL AMERICAN GP LLC

By:	/s/ Greg L. Armstrong
Greg L. Armstrong

PLAINS MARKETING, L.P.

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong
Greg L. Armstrong

PLAINS PIPELINE, L.P.

By:	PLAINS MARKETING GP INC.
its General Partner

	By:	/s/ Greg L. Armstrong
Greg L. Armstrong

PLAINS MARKETING GP INC.

By:	/s/ Greg L. Armstrong
Greg L. Armstrong

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

WACHOVIA CAPITAL MARKETS, LLC
UBS SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
A.G. EDWARDS & SONS, INC.

LEHMAN BROTHERS INC.
RBC CAPITAL MARKETS CORPORATION
SANDERS MORRIS HARRIS INC.

By:  WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Jay Young
	Name:	Jay Young
	Title:	Vice President

SCHEDULE I

Plains All American Pipeline, L.P.

Underwriter	Number of Firm Units to be Purchased

Wachovia Capital Markets, LC	1,035,000
UBS Securities LLC	1,035,000
Citigroup Global Markets Inc.	828,000
A.G. Edwards & Sons, Inc.	540,000
Lehman Brothers Inc.	540,000
RBC Capital Markets Corporation	261,000
Sanders Morris Harris Inc.	261,000

Total	4,500,000

EXHIBIT A

Form of Exhibit A to Opinions in Sections 8(c) and (f)

Entity	Jurisdiction in which registered or qualified

Plains All American Pipeline, L.P.	Texas
Plains AAP, L.P.	Texas
Plains All American GP LLC	California, Louisiana, Oklahoma, Texas
Plains Marketing GP Inc.	California, Illinois, Louisiana, Oklahoma, Texas
Plains Marketing, L.P.	California, Illinois, Louisiana, Oklahoma
Plains Pipeline, L.P.	California, Illinois, Louisiana, Oklahoma, Texas
Plains Marketing Canada LLC	None
PMC (Nova Scotia) Company	Alberta, British Columbia, Manitoba, Ontario, Saskatchewan
Plains Marketing Canada, L.P.	Manitoba, Saskatchewan, California, Louisiana, Maryland, Michigan, North Dakota, Oklahoma, Texas
Basin Holdings GP LLC	Oklahoma, Texas
Basin Pipeline Holdings, L.P.	Oklahoma, Texas
PAA/Vulcan Gas Storage, LLC	Louisiana, Michigan, Texas

A-1

EXHIBIT B

[Date]

Plains All American Pipeline, L.P.

Public Offering of Common Units

Wachovia Capital Markets, LLC
1001 Fannin Street, Suite 2255
Houston, TX 77002

Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), Plains AAP, L.P., Plains All American GP LLC, Plains Marketing GP Inc., Plains Marketing, L.P., Plains Pipeline, L.P., Wachovia Capital Markets, LLC and any other party thereto named therein as an underwriter relating to an underwritten public offering of common units representing limited partner interests of the Partnership.

To induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned agrees that, except for transfers of Common Units (as defined in the Underwriting Agreement) in connection with (i) the exercise, termination or other disposition of options expiring on or before December 31, 2005 (or common units underlying such options) under the Performance Option Plan of Plains AAP, L.P. and Plains All American GP LLC (the “Option Plan”) and (ii) sales to pay tax liabilities associated with the vesting of Common Units under Restricted Units or Phantom Units granted under the Plains All American GP LLC 1998 or 2005 Long-Term Incentive Plans or with the exercise of options under the Option Plan, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Final Prospectus (as defined in the Underwriting Agreement) without your prior written consent.

B-1

If for any reason the Underwriting Agreement is terminated before the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or common Unitholder]

[Name and address of officer, director or common Unitholder]

B-2